SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   Form 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): JANUARY 30, 1997


                   Atlantic International Entertainment, Ltd.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-27256         13-3858917
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(State or other jurisdiction        (Commission       (IRS Employer
     of incorporation)               File Number)   Identification No.)


         2200 Corporate Boulevard, Suite 317, Boca Raton, Florida 33431
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (407) 995-2190


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         (Former name or former address, if changed since last report.)

         ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                 On January 30, 1997, the Company dismissed Buchbinder Tunick & Company LLP ("Buchbinder") as its independent accountants, and appointed Moore Stephens, P.C., formerly known as Mortenson & Co. as its new certifying accountants. The decision to change accountants was approved by the Board of Directors.

                 Buchbinder has not reported on any of the Company's financial statements. Since, December 19, 1996 (the date on which Buchbinder was engaged as the Company's independent accountants), there were no disagreements between the Company and Buchbinder on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Buchbinder, would have caused Buchbinder to make a reference to the subject matter of the disagreements in connection with its reports.

                 There were no other reportable events or disagreements with Buchbinder to report in response to Item 304(a) of Regulation S-K within the Company's two most recent fiscal years and any subsequent interim periods preceding the date hereof.

                 During the last two fiscal years and the subsequent interim periods preceding the date hereof, the Company did not consult Moore Stephens, P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and
(ii) of Regulation S-K.


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
         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits:

              (16)  Letter  from   Buchbinder   Tunick  &  Company  LLP  to  the
                    Securities Exchange Commission.



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
                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ATLANTIC INTERNATIONAL
                                            ENTERTAINMENT, LTD.


Dated: February 14, 1997                    By: /S/ RICHARD IAMUNNO
                                                -------------------
                                                Name: Richard Iamunno
                                                Title: President



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